Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2024 Financial Results

•Net revenue of $95.3 million in Q1, GAAP gross margin of 51.7% and non-GAAP gross margin of 60.6%

Carlsbad, Calif. – April 24, 2024 – MaxLinear, Inc. (Nasdaq: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, today announced financial results for the first quarter ended March 31, 2024.

First Quarter Financial Highlights
GAAP basis:
•Net revenue was $95.3 million, down 24% sequentially and down 62% year-over-year.
•GAAP gross margin was 51.7%, compared to 54.7% in the prior quarter, and 56.5% in the year-ago quarter.
•GAAP operating expenses were $123.9 million in the first quarter 2024, or 130% of net revenue, compared to $110.3 million in the prior quarter, or 88% of net revenue, and $113.0 million in the year-ago quarter, or 45% of net revenue.
•GAAP loss from operations was 78% of net revenue, compared to loss from operations of 33% of net revenue in the prior quarter, and income from operations of 11% of net revenue in the year-ago quarter.
•Net cash flow provided by operating activities was $16.0 million, compared to net cash flow used in operating activities of $16.6 million in the prior quarter, and net cash flow provided by operating activities of $42.2 million in the year-ago quarter.
•GAAP diluted loss per share was $0.88, compared to diluted loss per share of $0.47 in the prior quarter, and diluted earnings per share of $0.12 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 60.6%. This compares to 61.4% in the prior quarter, and 60.3% in the year-ago quarter.
•Non-GAAP operating expenses were $74.8 million, or 78% of net revenue, compared to $75.7 million or 60% of net revenue in the prior quarter, and $80.8 million or 33% of net revenue in the year-ago quarter.
•Non-GAAP loss from operations was 18% of net revenue, compared to income of 1% in the prior quarter, and income of 28% in the year-ago quarter.
•Non-GAAP diluted loss per share was $0.21, compared to earnings of $0.01 in the prior quarter, and earnings of $0.74 in the year-ago quarter.
Management Commentary

“It is both gratifying and exciting to see years of product development and business execution begin to culminate in our next stage of growth as a data infrastructure company. Across our portfolio, we have the right solutions in production today to meet high-value market trends and open up significant revenue growth potential in optical datacenter and wireless network infrastructure, enterprise ethernet and storage accelerators, Wi-Fi connectivity, and fiber broadband access gateways. We believe our revenue has bottomed and is now poised for sequential growth throughout 2024. Additionally, we have continued to exercise strong fiscal discipline which we expect to deliver positive cash flow and favorable financial leverage as our growth from these investments accelerates,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

Second Quarter 2024 Business Outlook

The company expects net revenue in the second quarter of 2024 to be approximately $90 million to $110 million. The Company also estimates the following:
•GAAP gross margin of approximately 52.5% to 56.5%;
•Non-GAAP gross margin of approximately 58.5% to 61.5%;
•GAAP operating expenses of approximately $103 million to $113 million;
•Non-GAAP operating expenses of approximately $72 million to $78 million;
•GAAP and non-GAAP interest and other expense of approximately $0.5 million to $1 million each; and
•GAAP and non-GAAP diluted share count of approximately 83.5 million each.

Webcast and Conference Call
MaxLinear will host its first quarter financial results conference call today, April 24, 2024 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until May 8, 2024. A replay of the conference call will also be available until May 8, 2024 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13745701.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for second quarter 2024 net revenue, and GAAP and non-GAAP amounts for each of the following: gross margins, operating expenses, interest and other expenses, and diluted share counts); our potential growth and revenue opportunities; market trends; settlement of bonus awards for our 2024 performance period; and statements by our Chairman and CEO. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements and our future financial performance and operating results forecasts generally. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. Additional risks and uncertainties affecting our business, future operating results and financial condition include, without limitation; risks relating to our terminated merger with Silicon Motion and related arbitration and class action complaint and the risks related to potential payment of damages; the effect of intense and increasing competition; impacts of global economic conditions; the cyclical nature of the semiconductor industry; a significant variance in our operating results and impact on volatility in our stock price, and our ability to sustain our current level of revenue, which has declined, and/or manage future growth effectively, and the impact of excess inventory in the channel on our customers’ expected demand for certain of our products; the geopolitical and economic tensions among the countries in which we conduct business; increased tariffs, export controls or imposition of other trade barriers; our ability to obtain or retain government authorization to export certain of our products or technology; risks related to the loss of, or a significant reduction in orders from major customers; costs of legal proceedings; information technology failures; a decrease in the average selling prices of our products; substantial quarterly and annual fluctuations in our operating results; failure to penetrate new applications and markets; development delays and consolidation trends in our industry; inability to make substantial research and development investments; delays or expenses caused by undetected defects or bugs in our products; failure to timely develop and introduce new or enhanced products; order and shipment uncertainties; failure to accurately predict our future revenue and appropriately budget expenses; lengthy and expensive customer qualification processes; customer product plan cancellations; failure to maintain compliance with government regulations; failure to attract and retain qualified personnel; any adverse impact of rising interest rates on us, our customers, and our distributors and related demand; risks related to compliance with privacy, data protection and cybersecurity laws and regulations; risks related to conforming our products to industry standards; risks related to business acquisitions and investments; claims of intellectual property infringement; our ability to protect our intellectual property; risks related to security vulnerabilities of our products; use of open source software in our products; and failure to manage our relationships with, or negative impacts from, third parties.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Current Reports on Form 8-K, as well as the information to be set forth under the caption "Risk Factors" in MaxLinear's Quarterly Report on Form 10-Q for the three months ended March 31, 2024. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 24, 2024, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of net revenue, non-GAAP income (loss) from operations as percentage of revenue, non-GAAP interest and other expenses, non-GAAP diluted earnings (loss) per share, and non-GAAP diluted share count. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance-based bonus plan for 2024, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance-based bonus plan for 2023, which we settled in shares of common stock in February 2024; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion; (vii) impairment of intangible assets; (viii) severance and other restructuring charges; (ix) other non-recurring interest and other income (expenses), net attributable to acquisitions; and (x) non-cash income tax benefits and expenses. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our

GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that we believe are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Performance-based equity consists of accruals related to our executive and non-executive bonus programs, and have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2023 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2024. We currently expect that bonus awards under our fiscal 2024 program will be settled in common stock in the first quarter of fiscal 2025.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, acquisition and integration costs primarily consisting of professional and consulting fees, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion; ticking fees paid to lenders following the termination of such merger which were recorded in other expense; and accretion of discount on contingent consideration to interest expense.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Impairment losses are related to abandonment of acquired or purchased intangible assets.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, we are also unable to predict their probable significance, particularly related to stock-based compensation and its related tax effects as well as potential impairments, a quantitative reconciliation is not available without unreasonable efforts and accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2024.
About MaxLinear, Inc.
MaxLinear, Inc. (Nasdaq:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:
Leslie Green
Tel: +1 650-312-9060
lgreen@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net revenue	$95,269	$125,353	$248,442
Cost of net revenue	46,001	56,814	108,135
Gross profit	49,268	68,539	140,307
Operating expenses:
Research and development	64,766	65,250	67,291
Selling, general and administrative	36,488	34,384	38,653
Impairment losses	—	—	2,438
Restructuring charges	22,630	10,648	4,648
Total operating expenses	123,884	110,282	113,030
Income (loss) from operations	(74,616)	(41,743)	27,277
Interest income	1,822	1,781	633
Interest expense	(2,711)	(2,909)	(2,487)
Other income (expense), net	1,434	240	(324)
Total other income (expense), net	545	(888)	(2,178)
Income (loss) before income taxes	(74,071)	(42,631)	25,099
Income tax provision (benefit)	(1,762)	(4,131)	15,566
Net income (loss)	$(72,309)	$(38,500)	$9,533
Net income (loss) per share:
Basic	$(0.88)	$(0.47)	$0.12
Diluted	$(0.88)	$(0.47)	$0.12
Shares used to compute net income (loss) per share:
Basic	82,349	81,681	79,471
Diluted	82,349	81,681	81,338

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Operating Activities
Net income (loss)	$(72,309)	$(38,500)	$9,533
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	16,684	16,593	19,202
Impairment losses	—	—	2,438
Amortization of debt issuance costs and accretion of discount on debt and leases	688	703	548
Stock-based compensation	17,061	16,413	16,448
Deferred income taxes	(2,685)	(10,954)	8,128
Loss on disposal of property and equipment	390	—	40
Gain on sale of investments	—	(434)	—
Unrealized holding gain on investments	—	(2,152)	(152)
Impairment of leased right-of-use assets	2,038	—	—
(Gain) loss on extinguishment of lease liabilities	(569)	—	—
(Gain) loss on foreign currency and other	(968)	2,335	362
Excess tax (benefits) deficiencies on stock based awards	1,367	276	(507)
Changes in operating assets and liabilities:
Accounts receivable, net	44,389	(12,363)	(16,931)
Inventory	3,783	15,034	10,959
Prepaid expenses and other assets	(2,044)	887	(4,338)
Accounts payable, accrued expenses and other current liabilities	9,275	(11,514)	(886)
Accrued compensation	8,707	932	7,210
Accrued price protection liability	(6,451)	3,474	(9,877)
Lease liabilities	(2,505)	(2,780)	(3,095)
Other long-term liabilities	(881)	5,477	3,077
Net cash provided by (used in) operating activities	15,970	(16,573)	42,159
Investing Activities
Purchases of property and equipment	(8,342)	(1,274)	(5,216)
Purchases of intangible assets	(368)	(157)	(630)
Cash used in acquisitions, net of cash acquired	—	(940)	(9,665)
Sales of trading securities	—	17,198	—
Net cash provided by (used in) investing activities	(8,710)	14,827	(15,511)
Financing Activities
Net proceeds from issuance of common stock	—	1,391	3
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,103)	(220)	(6,173)
Net cash provided by (used in) financing activities	(2,103)	1,171	(6,170)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(583)	779	1
Increase in cash, cash equivalents and restricted cash	4,574	204	20,479
Cash, cash equivalents and restricted cash at beginning of period	188,356	188,152	188,357
Cash, cash equivalents and restricted cash at end of period	$192,930	$188,356	$208,836

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	December 31, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$191,882	$187,288	$207,850
Short-term restricted cash	1,028	1,051	964
Short-term investments	—	—	18,681
Accounts receivable, net	126,230	170,619	188,733
Inventory	96,125	99,908	149,585
Prepaid expenses and other current assets	29,414	29,159	27,773
Total current assets	444,679	488,025	593,586
Long-term restricted cash	20	17	22
Property and equipment, net	68,338	66,431	77,691
Leased right-of-use assets	27,468	31,264	26,357
Intangible assets, net	64,939	73,630	96,352
Goodwill	318,588	318,588	318,910
Deferred tax assets	72,176	69,493	57,515
Other long-term assets	34,417	32,809	28,045
Total assets	$1,030,625	$1,080,257	$1,198,478

Liabilities and stockholders’ equity
Current liabilities	$223,854	$222,129	$300,162
Long-term lease liabilities	23,897	26,243	21,239
Long-term debt	122,529	122,375	121,910
Other long-term liabilities	22,362	23,245	21,055
Stockholders’ equity	637,983	686,265	734,112
Total liabilities and stockholders’ equity	$1,030,625	$1,080,257	$1,198,478

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
GAAP gross profit	$49,268	$68,539	$140,307
Stock-based compensation	181	137	210
Performance based equity	72	17	91
Amortization of purchased intangible assets	8,221	8,332	9,321
Non-GAAP gross profit	57,742	77,025	149,929

GAAP R&D expenses	64,766	65,250	67,291
Stock-based compensation	(10,441)	(11,061)	(11,455)
Performance based equity	(4,929)	(1,918)	(3,635)
Research and development funded by others	(1,000)	(2,000)	(1,000)
Non-GAAP R&D expenses	48,396	50,271	51,201

GAAP SG&A expenses	36,488	34,384	38,653
Stock-based compensation	(6,439)	(5,215)	(4,784)
Performance based equity	(2,427)	(1,324)	(1,744)
Amortization of purchased intangible assets	(591)	(591)	(928)
Acquisition and integration costs	(664)	(1,799)	(1,601)
Non-GAAP SG&A expenses	26,367	25,455	29,596

GAAP impairment losses	—	—	2,438
Impairment losses	—	—	(2,438)
Non-GAAP impairment losses	—	—	—

GAAP restructuring expenses	22,630	10,648	4,648
Restructuring charges	(22,630)	(10,648)	(4,648)
Non-GAAP restructuring expenses	—	—	—

GAAP income (loss) from operations	(74,616)	(41,743)	27,277
Total non-GAAP adjustments	57,595	43,042	41,855
Non-GAAP income (loss) from operations	(17,021)	1,299	69,132

GAAP interest and other income (expense), net	545	(888)	(2,178)
Non-recurring interest and other income (expense), net	73	54	111
Non-GAAP interest and other income (expense), net	618	(834)	(2,067)

GAAP income (loss) before income taxes	(74,071)	(42,631)	25,099
Total non-GAAP adjustments	57,668	43,096	41,966
Non-GAAP income (loss) before income taxes	(16,403)	465	67,065

GAAP income tax provision (benefit)	(1,762)	(4,131)	15,566
Adjustment for non-cash tax benefits/expenses	2,762	4,177	(8,859)
Non-GAAP income tax provision	1,000	46	6,707

GAAP net income (loss)	(72,309)	(38,500)	9,533
Total non-GAAP adjustments before income taxes	57,668	43,096	41,966
Less: total tax adjustments	2,762	4,177	(8,859)
Non-GAAP net income (loss)	$(17,403)	$419	$60,358

Shares used in computing non-GAAP basic net income per share	82,349	81,681	79,471
Shares used in computing non-GAAP diluted net income per share	82,349	82,681	81,338
Non-GAAP basic net income (loss) per share	$(0.21)	$0.01	$0.76
Non-GAAP diluted net income (loss) per share	$(0.21)	$0.01	$0.74

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
GAAP gross margin	51.7%	54.7%	56.5%
Stock-based compensation	0.2%	0.1%	0.1%
Performance based equity	0.1%	—%	—%
Amortization of purchased intangible assets	8.6%	6.7%	3.8%
Non-GAAP gross margin	60.6%	61.4%	60.3%

GAAP R&D expenses	68.0%	52.1%	27.1%
Stock-based compensation	(11.0)%	(8.8)%	(4.6)%
Performance based equity	(5.2)%	(1.5)%	(1.5)%
Research and development funded by others	(1.1)%	(1.6)%	(0.4)%
Non-GAAP R&D expenses	50.8%	40.1%	20.6%

GAAP SG&A expenses	38.3%	27.4%	15.6%
Stock-based compensation	(6.8)%	(4.2)%	(1.9)%
Performance based equity	(2.6)%	(1.1)%	(0.7)%
Amortization of purchased intangible assets	(0.6)%	(0.5)%	(0.4)%
Acquisition and integration costs	(0.7)%	(1.4)%	(0.6)%
Non-GAAP SG&A expenses	27.7%	20.3%	11.9%

GAAP impairment losses	—%	—%	1.0%
Impairment losses	—%	—%	(1.0)%
Non-GAAP impairment losses	—%	—%	—%

GAAP restructuring expenses	23.8%	8.5%	1.9%
Restructuring charges	(23.8)%	(8.5)%	(1.9)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) from operations	(78.3)%	(33.3)%	11.0%
Total non-GAAP adjustments	60.5%	34.3%	16.9%
Non-GAAP income (loss) from operations	(17.9)%	1.0%	27.7%

GAAP interest and other income (expense), net	0.6%	(0.7)%	(0.9)%
Non-recurring interest and other income (expense), net	0.1%	—%	—%
Non-GAAP interest and other income (expense), net	0.7%	(0.7)%	(0.8)%

GAAP income (loss) before income taxes	(77.8)%	(34.0)%	10.1%
Total non-GAAP adjustments before income taxes	60.5%	34.4%	16.9%
Non-GAAP income (loss) before income taxes	(17.2)%	0.4%	27.0%

GAAP income tax provision (benefit)	(1.9)%	(3.3)%	6.3%
Adjustment for non-cash tax benefits/expenses	2.9%	3.3%	(3.6)%
Non-GAAP income tax provision	1.1%	—%	2.7%

GAAP net income (loss)	(75.9)%	(30.7)%	3.8%
Total non-GAAP adjustments before income taxes	60.5%	34.4%	16.9%
Less: total tax adjustments	2.9%	3.3%	(3.6)%
Non-GAAP net income (loss)	(18.3)%	0.3%	24.3%